UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 15, 2010

PLANGRAPHICS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-14273	84-0868815
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 16827 Livingston Road, Lutz, Florida 33559-7615
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (941) 545-7800

Suite 200, Business Boulevard, Sarasota, Florida 34240
(Former Name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities.

On February 26, 2010, our board of directors approved the issue of 24,485,980 shares of our authorized but unissued common stock, as of January 8, 2010, to Tangiers Investors LP in partial exchange for and payment of $30,000 principal amount of our Senior Subordinated Secured Debenture (Series A) in the original principal amount of $48,000 issued by Integrated Freight Corporation and dated November 26, 2008, to which we succeeded in our combination with Integrated Freight on December 23, 2009.  We did not pay any commissions or other compensation in connection with the issue of the shares.  The shares are restricted securities as defined in Rule 144, provided that Tangiers Investors is entitled to tack its holding period of the stock to its holding period of the debenture.  We have relied on Section 4(2) of the Securities Act for an exemption from the registration and prospectus delivery requirements of the Act, in that the offer and sale of our common stock did not involve a public offering.

Section 7 - Regulation FD Item

7.01 Regulation FD Disclosure.

During the week of February 15, 2010, Paul A. Henley, our chief executive officer, made presentations to several groups of investors and brokers which included a Power Point presentation providing information about our potential acquisitions and growth plans.  This presentation is available for viewing on the Internet at our Integrated Freight web site by going to www.integrated-freight.com, selecting Investors, selecting SEC Filings, selecting Form 8-K, selecting Investor Presentation: February 15th, 2010 [direct page URL - http://www.integrated-freight.com/aP%20Lite%20Flash/Presentation.html].

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANGRAPHICS, INC.

/s/ Paul A. Henley
Paul A. Henley
Chief Executive Officer

March 16, 2010